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[LOGO]                                           [LOGO]

                                                 21062 Bake Parkway, Suite 2000
NEWS RELEASE                                     Lake Forest, CA 92630
                                                 888-822-2660
         CONTACT:                                Fax: 949-597-0662

         Norris Battin
         The Cooper Companies, Inc.
         ir@coopercompanies.com
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         FOR IMMEDIATE RELEASE

                 COOPER EXPECTS TO EXCEED FIRST QUARTER REVENUE
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                        AND EARNINGS PER SHARE ESTIMATES
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LAKE FOREST, Calif., January 30, 2003 -- The Cooper Companies, Inc. (NYSE:COO)
said today that it expects to exceed its revenue and earnings per share estimates for its fiscal first quarter ending January 31, 2003.

Cooper now expects first quarter revenue will exceed its previously published range of $86 million to $90 million, driven by mid-teens organic growth from its CooperVision contact lens unit.

Cooper also anticipates that its earnings per share will exceed the previously published range of 39 to 42 cents.

Forward-Looking Statements
--------------------------
Some of the information included in this news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations. To identify forward-looking statements, look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing facilities, new competitors or technologies, significant delays in new product introductions, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, increases in interest rates, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, cost of complying with




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new corporate governance regulatory requirements, changes in tax laws, changes in geographic profit mix effecting tax rates, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements or judgments, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2002. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Corporate Information
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The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies' World Wide Web address is www.coopercos.com.

CooperVision, Inc., markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Norfolk, Va., Adelaide, Australia, Farnborough and Hamble, England, Madrid, Spain and Toronto. Its Web address is www.coopervision.com.

CooperSurgical, Inc., with operations in., Bedminster, N.J., Cranford, N.J., Fort Atkinson, Wis., Trumbull, Conn., Malmo, Sweden, Montreal and Berlin, markets diagnostic products, surgical instruments and accessories for the gynecological market. Its Web address is www.coopersurgical.com.
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